NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           JULY 19, 1995



     The Annual Meeting of Shareholders of ACC CORP. (the "Company") will be held at the Strong Museum, One Manhattan Square, Rochester, New York on Wednesday, July 19, 1995, at 10:00 A.M., for the following purposes:

     1. To elect Directors of the Company to serve until the next Annual Meeting of Shareholders and until the election and qualification of their successors.

     2. To act on a proposal to ratify the selection of Arthur Andersen LLP as auditors of the books and financial records of the Company for its fiscal year ending December 31, 1995.

     3.   To act on a proposal to amend the Company's Employee Stock Option
          Plan.

     4. To act on a proposal to amend the Company's Certificate of Incorporation to authorize the creation of 2,000,000 shares of Preferred Stock and 25,000,000 shares of Class B non-voting Common Stock.

     5. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on June 1, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.

                              By Order of the Board of Directors


                              Francis D. R. Coleman, Secretary

Rochester, New York
June 12, 1995

 YOUR VOTE IS IMPORTANT.  PLEASE SIGN AND DATE THE ENCLOSED PROXY
   CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE,
         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.
           YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON
             SHOULD YOU DECIDE TO ATTEND THE MEETING.

                          PROXY STATEMENT

                      1995 ANNUAL MEETING OF
                     SHAREHOLDERS OF ACC CORP.


                              GENERAL


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ACC Corp. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held at the Strong Museum, One Manhattan Square, Rochester, New York on Wednesday, July 19, 1995, at 10:00 A.M., or at any adjournments thereof.

     Any proxy properly given and received prior to the commencement of the Meeting will be voted with respect to all shares represented by it and will be voted in accordance with the instructions, if any, given therein. If no contrary instructions are given, the proxy will be voted (1) FOR the election as Directors of the nominees named herein, (2) FOR the ratification of the selection of Arthur Andersen LLP to serve as the Company's auditors for its fiscal year ending December 31, 1995, (3) FOR the proposal to amend the Company's Employee Stock Option Plan; (4) FOR the proposal to amend the Company's Certificate of Incorporation to authorize the creation of 2,000,000 shares of Preferred Stock and 25,000,000 shares of Class B non-voting Common Stock; and (5) in accordance with the proxyholders' best judgment on any other matters which may properly come before the Meeting. A shareholder giving a proxy has the right to revoke it by a duly executed proxy bearing a later date, by attending the Meeting and voting in person, or by otherwise notifying the Company in writing prior to the Meeting.

     Under Delaware law, the total votes received, including abstentions and votes by brokers holding shares in "street name" or other fiduciary capacity on "routine" matters, are counted in determining the presence of a quorum at the Meeting. With respect to the election of Directors, votes may be cast for or withheld from voting with respect to any or all of the Directors. Votes that are withheld will have no effect on the election of Directors. Abstentions may be specified on all Proposals other than the election of Directors and will be counted as present for purposes of the matter with respect to which the abstention is noted. Under the Company's Certificate of Incorporation and Bylaws, Directors are elected by a plurality of the votes cast, the approval of Proposals 2 and 3 will each require the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote, and the approval of Proposal 4 will require the affirmative vote of a majority of all outstanding shares. Therefore, under the Company's Certificate of Incorporation and Bylaws and under Delaware law, assuming the presence of a quorum at the Meeting, non-votes by brokers will have no effect on the election of Directors, Proposal 2 or Proposal 3. However, non-votes by brokers would have the effect of "no" votes with respect to Proposal 4, and abstentions would have the effect of "no" votes with respect to Proposals 2, 3 and 4.

     The close of business on June 1, 1995 has been fixed as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 7,756,584 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. For a description of the principal holders of the Company's Common Stock, see the discussion under "PRINCIPAL HOLDERS OF COMMON STOCK."

     The principal executive offices of the Company are located at 400 West Avenue, Rochester, New York 14611.

     This Proxy Statement and the enclosed proxy card are being furnished to shareholders on or about June 12, 1995.

     Additional copies may be obtained from the Secretary, ACC Corp., 400 West Avenue, Rochester, New York 14611, telephone (716) 987-3000.


                            PROPOSAL 1

                       ELECTION OF DIRECTORS


     Eight Directors, making up the entire membership of the Board of Directors of the Company as designated by the Board, are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until the election and qualification of their successors. The Board of Directors intends to nominate the eight persons named below for election to the Board. All of the nominees are currently Directors of the Company. Unless authority is withheld with respect to any individual nominee or all of the nominees, the shares represented by the proxies received as a result of this solicitation will be voted in favor of the nominees listed below. In the event any nominee declines or is unable to serve, proxies will be voted for the election of the others so named and may be voted for such substitute nominees as the Board may recommend, or the Board may reduce the number of Directors to eliminate the vacancy. The Board of Directors, however, does not anticipate that any nominee will decline or be unable to serve.

     The Board conducts its business through the meetings and activities of the full Board and its committees. The Board of Directors held seven meetings during 1994. Currently, the committees of the Board are the Audit Committee, the Executive Compensation Committee and the Executive Committee.

     The Audit Committee periodically reviews the Company's auditing and accounting policies and procedures and recommends to the Board the selection of the Company's independent auditors. Its members are: Daniel
D. Tessoni, Chairman, Hugh F. Bennett, Willard Z. Estey, David K. Laniak and Robert F. Sykes. This Committee met three times during 1994.

     The Executive Compensation Committee sets and reviews the compensation and benefits paid to the Company's executives. Its members are: Hugh F. Bennett, Chairman, David K. Laniak, Robert F. Sykes, Daniel D. Tessoni and Robert M. Van Degna. This Committee met five times during 1994.

     The Executive Committee was formed for the purpose of acting on behalf of the Board of Directors between meetings of the full Board should the need arise, in accordance with the Company's Bylaws. Its members are:
Richard T. Aab, Chairman, David K. Laniak, Daniel D. Tessoni and Robert M. Van Degna, with Hugh F. Bennett serving as an alternate member. This Committee took action by written consent during the year but did not meet during 1994.

     During 1993, the Board established a Special Committee, consisting of David K. Laniak, Chairman, Hugh F. Bennett, now Director Emeritus Martin F. Birmingham, Robert F. Sykes and Daniel D. Tessoni, to review and make any determinations necessary with respect to several proposed transactions involving the Company that involved potential conflicts-of-interest for Richard T. Aab, the Company's Chairman and Chief Executive Officer. This Committee met twice during 1994.

     Except for Mr. Van Degna, who was elected to the Board in May, 1995, each of the Directors attended at least 75% of the meetings held during 1994 by the Board and by each Committee of which he is a member.

     The  following  sets  forth  information  concerning   the   principal
occupations and business experience of the nominees for election as Directors of the Company:

     RICHARD T. AAB, 46, is a co-founder of the Company who has served as Chairman of the Board since March, 1983, as Chief Executive Officer since August, 1983, and as a Director since October, 1982. Mr. Aab also served as Chairman of the Board of the Company's ACC TelEnterprises Ltd. subsidiary from April, 1993 through February, 1994.

     HUGH F. BENNETT, 38, has been a Director of the Company since June, 1988. Since March, 1990, Mr. Bennett has been a Vice President, Director and Secretary-Treasurer of the Boston, Massachusetts investment banking firm of Gagan, Bennett & Co., Inc.

     ARUNAS A. CHESONIS, 32, was elected the Company's President and Chief Operating Officer in October, 1994. He previously served as President of the Company and of its Domestic Group from February, 1994 through October, 1994, and as President of its ACC Long Distance Corp. subsidiary from January, 1989 through February, 1994. From August, 1990 through March, 1991, Mr. Chesonis also served as President of the Company's ACC TelEnterprises Ltd. subsidiary. Mr. Chesonis was elected a Director of the Company in October, 1994.

     THE HON. WILLARD Z. ESTEY, C.C., Q.C., 74, is Counsel to the Toronto, Ontario law firm of McCarthy, Tetrault. After serving as Chief Justice of Ontario, Mr. Estey was a Justice of the Supreme Court of Canada from 1977 through 1988. From 1988 through 1990, Mr. Estey was Deputy Chairman of Central Capital Corporation, Toronto, Ontario. Mr. Estey has also served as a Director of the Company's ACC TelEnterprises Ltd. subsidiary since May, 1993. Mr. Estey was elected a Director of the Company in October, 1994.

     DAVID K. LANIAK, 59, has been a Director of the Company since February, 1989. Mr. Laniak is Executive Vice President and Chief Operating Officer of Rochester Gas and Electric Corporation, Rochester, New York. Mr. Laniak has worked in a variety of positions for Rochester Gas and Electric Corporation for more than 30 years. Mr. Laniak is a Director of Rochester Gas and Electric Corporation, and served as a Director of the Company's ACC TelEnterprises Ltd. subsidiary from May, 1993 through July, 1994.

     ROBERT F. SYKES, 71, has been a Director of the Company since August, 1988. Mr. Sykes is a general partner of Sykes Associates, an investment partnership, and is the retired Chairman and Chief Executive Officer of Sykes Datatronics, Inc., a manufacturer and marketer of computerized telephone cost management systems. Mr. Sykes served as a Director of the Company's ACC TelEnterprises Ltd. subsidiary from June, 1993 through November, 1994, and currently serves as a Director of Everflow Management Corp., an oil and gas production company.

     DANIEL D. TESSONI, 47, has been a Director of the Company since May, 1987. Mr. Tessoni is an Associate Professor of Accounting at the College of Business of the Rochester Institute of Technology, where he has taught since 1977. He holds a Ph.D. degree, is a Certified Public Accountant, and is Treasurer of several privately-held business concerns.

     ROBERT M. VAN DEGNA, 50, was elected a Director of the Company in May, 1995, pursuant to the terms of the investment in the Company led by Fleet Equity Partners. Mr. Van Degna is Managing Partner of Fleet Equity Partners, Providence, Rhode Island, a venture capital firm and affiliate of Fleet Financial Group, Inc., which he organized in 1982. He also currently serves on the Boards of Directors of several privately-held companies. For more information with respect to the material terms of the Fleet Equity Partners investment transaction, reference is made to the discussion of this matter in Proposal 4 hereof.

SECURITIES OWNED BY COMPANY MANAGEMENT

     The following table sets forth, as of June 1, 1995, the number and percentage of outstanding shares of Common Stock beneficially owned by each Director or nominee for Director of the Company, by each of the four Named Executives (in addition to Mr. Aab) named in the compensation tables that appear hereafter in this Proxy Statement, and by all Directors, nominees for Director and executive officers of the Company as a group. The Company believes that each individual in this group has sole investment and voting power with respect to his or her shares except as otherwise noted:


Name of Nominee for Director            Shares Beneficially Owned
OR EXECUTIVE OFFICER                    NUMBER          PERCENTAGE

Richard T. Aab                          971,743 (1)        12.5

Hugh F. Bennett                           3,000 (2)          *

Arunas A. Chesonis                       59,267 (3)          *

Willard Z. Estey                             -0-             *

David K. Laniak                           2,700              *

Robert F. Sykes                          85,144 (4)         1.1

Daniel D. Tessoni                        22,500 (5)          *

Robert M. Van Degna                          -0-(6)          *

Richard E. Sayers                        74,093 (7)          *

Michael R. Daley                         22,503 (8)          *

Christopher Bantoft                       5,100 (9)          *

All Directors, Nominees for Director
and Executive Officers as a Group
(16 persons, including those named
above)                                1,275,808 (1) (2)    16.1
                                                (3) (4)
                                                (5) (6)
                                                (7) (8)
                                                (9) (10)
 __________________________________
*    Indicates less than 1% of the Company's issued and outstanding shares.

(1) This number includes options to purchase 6,161 shares that will become exercisable by Mr. Aab within the next 60 days and excludes 15,000 shares directly owned by Mr. Aab's wife and 1,500 shares that she controls as Custodian for their minor children, as to all of which shares Mr. Aab disclaims beneficial ownership.

(2) Mr. Bennett shares investment and voting power with his wife with respect to 1,500 of these shares.

(3) Includes 177 shares owned by Mr. Chesonis's spouse, options to purchase 57,575 shares that are currently or will become exercisable by Mr. Chesonis within the next 60 days and options to purchase 6,650 shares that are currently exercisable by Mr. Chesonis's spouse.

(4) Of these shares, 81,144 shares are owned by Sykes Associates, a partnership of which Mr. Sykes is a general partner, and 4,000 shares are owned by Ontario, Inc., a privately-held company of which Sykes Associates is a shareholder and Mr. Sykes is a Director.

(5) Mr. Tessoni and his wife share investment and voting power with respect to all shares which he beneficially owns.

(6) As discussed further in Proposal 4 below, in May, 1995, an investment group composed of Fleet Venture Resources, Inc., Fleet Equity Partners VI, L.P., and Chisholm Partners II, L.P. (collectively the "Fleet Investors") made a $10,000,000 investment in the Company by purchasing $10,000,000 in principal amount of the Company's 12% subordinated convertible notes (the "Notes") and certain warrants to acquire shares of the Company's Common Stock. Pursuant to the terms of the Purchase Agreement under which the Notes were purchased, if the shareholders approve the part of Proposal 4 that would authorize the creation of 2,000,000 shares of Preferred Stock, the Notes will automatically be converted into 10,000 shares of Series A Preferred Stock upon the Company's filing with the Delaware Secretary of State of a Certificate of Designation authorizing the issuance of this series of Preferred Stock. If, however, the shareholders do not authorize the creation of Preferred Stock, the Fleet Investors have the right, at any time through May, 2002, to convert the $10,000,000 in principal amount of the Notes into shares of the Company's Common Stock at a conversion price currently of $16.00 per share, subject to adjustment, or 625,000 shares of Common Stock at present. Additionally, at the closing of this transaction, the Company issued the Fleet Investors warrants to purchase a total of 100,000 shares of the Company's Common Stock at a current exercise price of $16.00 per share, subject to adjustment, all of which warrants are presently exercisable. At present, none of these Notes or warrants have been converted into shares of the Company's Common Stock. While Mr. Van Degna is an affiliate of the Fleet Investors, he disclaims beneficial ownership of the shares owned by the Fleet Investors; consequently these shares are not reflected in this table.

(7)  Includes   options  to  purchase  70,000  shares  that  are  currently exercisable by Mr. Sayers.

(8) Includes options to purchase 20,200 shares that are currently or will become exercisable by Mr. Daley within the next 60 days.

(9) Includes options to purchase 5,100 shares that are currently or will become exercisable by Mr. Bantoft within the next 60 days.

(10) Includes options to purchase a total of 25,450 shares that are currently or will become exercisable by five executive officers of the Company, in addition to those named above, within the next 60 days.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, Directors and other persons who own more than ten percent of the Company's Common Stock (collectively, "reporting persons") to file reports of their ownership of and changes in ownership in their Company shareholdings with both the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. ("NASD") and to furnish the Company with copies of all such forms (known as Forms 3, 4 and 5) filed.

     Based solely on its review of the copies of such forms it received or on written representations received from certain reporting persons that they were not required to file a Form 5 report with respect to 1994, the Company believes that with respect to transactions occurring in 1994, all Form 3, 4 and 5 filing requirements applicable to its reporting persons were complied with, except that Mr. Sykes was late in filing one Form 4 with respect to one transaction involving the Company's shares, and Felicity Guest, Anthony M. Marion, S. Patrick Martin, George H. Murray, Jr. and Daniel J. Venuti took longer than the ten days allowed under SEC rules to file their respective Form 3 Reports following their being named officers of the Company for Section 16 purposes in November, 1994.


         COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     In compliance with the SEC's executive compensation disclosure rules, what follows below is a Report of the Company's Executive Compensation Committee, a series of tables detailing certain cash compensation and stock option information, and a five-year stock price performance chart, all of which are intended by the SEC to standardize the reporting of such information by public companies to their shareholders.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     COMPENSATION OF THE COMPANY'S EXECUTIVE OFFICERS. Under the Company's Bylaws, this Committee is charged with reviewing and setting the compensation and benefits payable to the Company's senior executives. The Committee has established two basic components to the compensation awarded to the Company's senior executives: annual cash compensation and long-term incentive compensation. In general, the annual cash compensation of the Company's five highest paid executives consists of a base salary set at the beginning of the year and a bonus awarded at the end of the year related to the Company's overall performance for that year -- both financial and otherwise. The long-term component of the compensation paid to these executives consists of stock options granted under the Company's Employee Stock Option Plan, which are awarded at the direction of this Committee with two goals in mind: to aid in retaining the executive and to ensure that the executive's financial interest in increasing the value of the Company is closely aligned with that of the shareholders. Other forms of compensation such as one-time stock bonuses may occasionally be awarded depending upon unusual or unique circumstances that the Committee believes should be recognized.

     With respect to annual cash compensation, in setting salary levels for the Company's senior management, the basic objective is to pay competitive rates to attract and retain competent executives. The Committee determines competitive pay levels based upon independent industry surveys, proxy disclosures, salaries paid to attract new managers and its own judgments based upon past experience.

     Annual bonus payments are made at the discretion of this Committee to the officers and other key employees of the Company and its subsidiaries based upon the Company's financial performance during the year and the performance of the individual employee in question, as well as information provided by independent industry surveys, proxy disclosures and its own judgments based upon past experience.

     Individual bonus awards generally relate to meeting the Company's budget and forecasted performance which are reviewed and approved by the Board at the beginning of each year. At the beginning of each year, the Committee establishes a bonus schedule relating individual bonuses to specific ranges of operating results tied to budgeted goals.

     With respect to long-term incentive compensation, in determining the timing and the size of stock option grants to its senior executives, the Committee reviews competitive compensation data from selected peer companies and available compensation survey information in making these decisions. It also reviews with the Chief Executive Officer proposed individual awards, taking into account the individual's scope of accountability, strategic and operational goals and responsibilities, and anticipated performance requirements and contributions to the Company's overall success. Under the Stock Option Plan, this Committee is responsible for granting stock options to the Company's executives and key employees. In determining the timing and size of these grants to the Chief Executive Officer, in addition to this same evaluation process, the Committee also makes its own independent determination as to its perception of his past and expected future contributions to the Company's achievement of its long-term performance goals.

     At the Company's 1994 Annual Meeting, the shareholders approved an amendment to the Company's Employee Stock Option Plan that added the language necessary to enable that Plan to comply with the tax deductibility requirements for executive compensation that exceeds $1 million per year imposed by the Revenue Reconciliation Act of 1993. However, because the Company's executive compensation levels generally do not approach the $1 million per year range for any of its most highly paid executives, the Committee does not believe that at the present time it is necessary to take any additional measures to comply with such requirements. The Committee will continue to monitor this issue and will take further action as developments warrant.

     In November, 1994, this Committee approved a new Executive Compensation Plan to begin in 1995 that includes both short-term and long-term performance based incentive plans. The 1995 Annual Incentive Plan is a cash-based, multiple criteria bonus plan measuring the attainment of certain targeted goals for sales revenue, gross margin, operating expense and operating income that were established by this Committee in late 1994 based upon the Company's 1995 business plan and budget. The purpose of this bonus plan is to emphasize achieving the goals set for these four key financial measures in the 1995 operating plan. This Committee has also adopted performance "gateways" for the Company's Stock Option Plan that, beginning in 1995, will require the attainment of certain performance goals prior to the award of future stock options under this Plan. This arrangement balances the 1995 operating objectives of the Annual Incentive Plan with the Company's longer term shareholder value building objectives.

     Also in November, 1994, this Committee adopted a set of Executive Stock Ownership Guidelines applicable to the Company's executives. This plan establishes a stock ownership requirement for Company executives from the Vice President level up equal to certain multiples of salary depending on the individual's position within the Company, which must be met within five years. The salary multiples range from one times annual salary for Vice Presidents up to four times annual salary for the Chief Executive Officer. The purpose of this plan is to further motivate increasing shareholder value by aligning a portion of the financial assets of each Company executive with shareholder interests.

     COMPENSATION OF RICHARD T. AAB, THE COMPANY'S CHAIRMAN AND CHIEF EXECUTIVE OFFICER. For 1994, the Committee determined that it was appropriate to increase Mr. Aab's base salary approximately 4% after reviewing industry salary surveys with respect to CEO compensation and to reflect the performance, as measured by sales and earnings, relative both to prior years and to 1994's budget.

     For 1994, the determination of the bonus to be awarded to Mr. Aab was linked to the Company's overall performance, as measured by the Company's overall performance relative to the budget approved by the Board at the beginning of 1994. Despite reporting consolidated losses, the Company's long distance businesses met their budgeted targets to the satisfaction of this Committee for 1994. Significant costs were incurred in expanding the Company's Canadian operations and in the continuing startup of its operations in the United Kingdom. But, with the exception of the impact of a significant Canadian tax accrual reversal, the Company's results were generally in line with expectations based on building its business.

     In recognition of Mr. Aab's key role in achieving these results, the Committee determined that he should receive recognition for these efforts and approved a bonus of $62,000 for his services rendered to the Company in 1994.

     This report was prepared by the members of this Committee in April, 1995: Hugh F. Bennett, Chairman, David K. Laniak, Robert F. Sykes and Daniel D. Tessoni.



EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation and benefits paid by the Company for all services rendered during 1994, 1993 and 1992 to five individuals: Richard T. Aab, who is and was, at December 31, 1994, serving as the Company's Chairman and Chief Executive Officer, and Richard E. Sayers, Arunas A. Chesonis, Michael R. Daley and Christopher Bantoft, who were, as of December 31, 1994, the other four most highly compensated executive officers of the Company whose 1994 salary and bonus exceeded $100,000 in amount (individually, a "Named Executive" and collectively, the "Named Executives"):

                    SUMMARY COMPENSATION TABLE

                                                                                                    Long
                                                                                                    Term
                                                                                                   Compens
                                                                                                    ation

                                                           ANNUAL COMPENSATION

                                                                                                  Awards

                                                                                    OTHER        SECURITIES
            Name                                                                   ANNUAL        UNDERLYING        ALL OTHER
             and                                                                   COMPEN-         OPTIONS          COMPEN-
          Principal                                                                SATION            (#)            SATION
           POSITION              YEAR        SALARY ($)         BONUS ($)            ($)                             ($)

       RICHARD T. AAB,           1994         $315,962           $62,000            -- (2)           -0-           $6,985(3)
CHAIRMAN AND CHIEF EXECUTIVE     1993         $304,241         $330,000(4)          -- (2)           -0-           $9,305(3)
         OFFICER (1)             1992         $253,290          $ -0- (5)        $27,283(6)          -0-           $4,115(3)

     RICHARD E. SAYERS,          1994         $166,539           $32,000           -- (2)         50,000(8)       $183,679(9)
      VICE CHAIRMAN (7)          1993         $184,471        $123,000(10)         -- (2)            -0-         $268,048(11)
                                 1992         $134,183          $ -0- (5)        $14,425(12)         -0-          $ 2,277(13)


     ARUNAS A. CHESONIS,         1994         $160,192           $32,000           -- (2)        50,000(14)       $5,073(15)
        PRESIDENT AND            1993         $134,250           $44,000           -- (2)        30,000(16)       $4,283(15)
 CHIEF OPERATING OFFICER(7)      1992         $128,815           $40,000           -- (2)            -0-           $ 983(15)



      MICHAEL R. DALEY,          1994         $135,288           $27,000           -- (2)        50,000(17)       $4,312(18)
  EXECUTIVE VICE PRESIDENT       1993         $112,596         $65,000(19)         -- (2)        10,000(20)       $3,597(18)
 AND CHIEF FINANCIAL OFFICER     1992         $ 87,750             -0- (5)         -- (2)         7,500(21)        $ 663(18)
             (7)

    CHRISTOPHER BANTOFT,         1994         $134,430           $20,400           -- (2)        50,000(22)       $9,017(23)
      MANAGING DIRECTOR          1993            NA                NA                NA              NA               NA
  ACC LONG DISTANCE UK LTD.      1992            NA                NA                NA              NA               NA

______________________________

NA Indicates Not Applicable, because the particular Named Executive was not an executive officer of the Company during the year indicated.

(1) The Company has entered into a Severance Agreement with Mr. Aab that provides that if he is ever terminated without cause or as the result of a change in control of the Company as defined in the agreement, then he shall be entitled to receive his then current salary and benefits for two years following such termination. In addition, should Mr. Aab ever be terminated without cause while he is disabled, or in the event he dies during the term of the agreement, any unexercised stock options that he may hold on the date of either such event shall automatically become fully exercisable for one year following such date, subject to the original term of the relevant option grant(s). This agreement expires on February 8, 1999, at which time it will automatically renew for successive five-year terms if not terminated by the Company giving at least 24 months' advance notice of its intent to terminate this agreement at the end of its current or any renewal term.

(2) Under applicable SEC rules, the value of any perquisites or other personal benefits provided by the Company to any of the Named Executives need not be separately detailed and described if their aggregate value does not exceed the lesser of $50,000 or 10% of that executive's total salary and bonus for the year shown. For the year indicated, the value of such personal benefits, if any, provided by the Company to this Named Executive did not exceed such thresholds.

(3) The amounts shown represent the Company's contributions under its 401(k) Deferred Compensation and Retirement Savings Plan ("401(k) Plan") in the amount of: $ 4,601 for 1994; $4,497 for 1993; and $973 for 1992; as well as taxable group term and single policy life insurance premiums paid on Mr. Aab's behalf in the amount of: $2,384 in 1994; $4,808 in 1993; and $3,142 in 1992.

(4) Of this total, $155,000 represents Mr. Aab's bonus paid in 1994 for services rendered in 1993, and $175,000 represents the one-time award he was paid in connection with the sale of the Company's cellular operations, as more fully described in Note (5) below.

(5) In early 1993, the Executive Compensation Committee of the Board of Directors determined that certain Company executives, including this Named Executive, were eligible to receive a special one-time award in 1993 contingent upon the execution of a definitive agreement to sell the cellular assets of the Company's Danbury Cellular Telephone Co. subsidiary. This award was paid in lieu of any bonus for services rendered during 1992.

(6) Of this total: $12,671 represents country club dues and miscellaneous business-related reimbursements paid to Mr. Aab; $3,946 represents supplemental disability insurance premiums paid on Mr. Aab's behalf; $5,630 represents reimbursements to Mr. Aab under the Company's legal, medical and financial planning reimbursement plan for its senior executives; and $5,036 represents the value of Mr. Aab's personal use of his Company-provided car.

(7) The Company has entered into Employment Continuation Incentive Agreements with Mr. Sayers, Mr. Chesonis, Mr. Daley and certain other U.S. executive officers and key personnel, which agreements provide that if such employee is ever terminated without cause or as the result of a change in control of the Company as defined in the agreement, then the employee shall be entitled to receive his/her then current salary and benefits for up to one year following such termination. In addition, should such employee be terminated without cause while he/she is disabled, or in the event the employee dies during the term of the agreement, any unexercised stock options that he/she may hold on the date of either such event shall automatically become fully exercisable for one year following such date, subject to the original term of the relevant option grant(s). The current term of these agreements expires on September 30, 1995, at which time they will automatically renew for successive one-year terms if not terminated by the Company giving at least twelve months' advance notice of its intent to terminate these agreements at the end of their current or any renewal term.

(8) On February 8, 1994, Mr. Sayers was awarded Incentive Stock Options ("ISOs") to purchase 50,000 shares of the Company's Common Stock at an exercise price of $19.25 per share, exercisable over a ten-year term, under the Company's Employee Stock Option Plan (the "Stock Option Plan"). This award was cancelled and regranted on August 11, 1994 at an option exercise price of $14.25 per share, as described further under the heading "Report on the Repricing of Options by the Executive Compensation Committee" below.

(9) This total is the sum of four items: (i) $5,088 represents the amount of the Company's 1994 contribution to Mr. Sayers' 401(k) Plan account;
     (ii) $3,226 represents the amount of taxable group term life insurance premiums paid by the Company on Mr. Sayers' behalf in 1994; and (iii) $175,365 represents the amount of incentive compensation vested for Mr. Sayers' benefit and withdrawn by him during 1994 pursuant to the Incentive Compensation Agreement between the Company and Mr. Sayers with respect to the sale of the Company's cellular operations. Pursuant to this Agreement, Mr. Sayers was entitled to receive as incentive compensation an amount equal to 10% of the increase in value of the Company's cellular telephone operations known as Kentucky Rural Service Areas ("RSAs") #5 and #8 as measured by the "per POP" sale price received on any such disposition allocable to Kentucky RSAs #5 and #8 less: the purchase price the Company paid to acquire these RSAs; the cost of all capital investments made by the Company to construct and bring these cellular telephone systems "on line"; and any sales commissions and corporate taxes payable by the Company in any such transaction. As previously disclosed, the Company sold its cellular operations in 1993, and as a result determined that Mr. Sayers was entitled to receive a total of $596,000 in compensation pursuant to the terms of this Agreement. The Company placed this amount in a trust account for Mr. Sayers' benefit. This compensation was to vest on a pro-rata basis from the date this transaction closed to July 1, 1996. Mr. Sayers was entitled to draw against the pro-rata amount of principal and interest vested at any time, with all remaining principal and accrued interest being payable in full on July 1, 1996, provided that he was still an employee of the Company on that date. The Agreement also provided for earlier vesting and payment of this compensation in the event of Mr. Sayers' death or termination without cause prior to July 1, 1996. If he was terminated for cause prior to July 1, 1996, he was to be paid the amount of such compensation vested at such termination date. If he voluntarily left the Company's employ prior to July 1, 1996, he was to have forfeited all such compensation, whether or not vested. In January, 1995, the Company and Mr. Sayers amended the terms of this Agreement to repay the Company out of these escrowed funds the amount of $236,951.35, which represented the outstanding principal amount of a $225,000 loan that the Company advanced him in 1994, which is further described under "Certain Transactions" below, plus all accrued interest on that loan, and to remit the balance of these escrowed funds, totalling approximately $196,452, to Mr. Sayers in full satisfaction of the Company's obligations under this Agreement, which was thereby terminated.

(10) Of this total, $63,000 represents Mr. Sayers' bonus paid in 1994 for services rendered in 1993, and $60,000 represents the one-time award he was paid in connection with the sale of the Company's cellular operations, as more fully described in Note (5) above.

(11) This total is the sum of four items: (i) $4,497 represents the amount of the Company's 1993 contribution to Mr. Sayers' 401(k) Plan account;
     (ii) $2,530 represents the amount of taxable group term life insurance premiums paid by the Company on Mr. Sayers' behalf in 1993; (iii) $112,021 represents personal loans totalling $100,000 in principal amount, together with all accrued interest, that were extended by the Company to Mr. Sayers in 1991 and 1992 and forgiven in 1993; and (iv) $149,000 represents the amount of the incentive compensation vested for Mr. Sayers' benefit during 1993 pursuant to the Incentive Compensation Agreement between the Company and Mr. Sayers with respect to the sale of the Company's cellular operations, discussed in Note
     (9) above.

(12) Of this total: $3,120 represents country club dues and miscellaneous business-related expense reimbursements paid to Mr. Sayers; $1,975 represents supplemental disability insurance premiums paid on Mr. Sayers' behalf; $3,830 represents reimbursements paid to Mr. Sayers under the Company's legal, medical and financial planning reimbursement plan for its senior executives; and $5,500 represents the value of Mr. Sayers' personal use of his Company-provided car.

(13) The amounts shown represent taxable group term life insurance premiums paid by the Company during 1992 on behalf of Mr. Sayers.

(14) On February 8, 1994, Mr. Chesonis was awarded ISOs to purchase 50,000 shares of the Company's Common Stock at an exercise price of $19.25 per share, exercisable over a ten-year term, under the Stock Option Plan. This award was cancelled and regranted on August 11, 1994 at an option exercise price of $14.25 per share, as described further under the heading "Report on the Repricing of Options by the Executive Compensation Committee" below.

(15) The amounts shown represent the Company's contributions under its 401(k) Plan in the amount of: $4,806 for 1994; $4,132 for 1993; and
     $805 for 1992; as well as additional group term life insurance premiums paid on Mr. Chesonis's behalf in the amount of: $267 in 1994; $151 in 1993; and $178 in 1992.


(16) On September 7, 1993, Mr. Chesonis was awarded ISOs to purchase 30,000 shares of the Company's Common Stock at an exercise price of $15.00 per share, exercisable over a ten-year term, under the Stock Option Plan.

(17) On February 8, 1994, Mr. Daley was awarded ISOs to purchase 50,000 shares of the Company's Common Stock at an exercise price of $19.25 per share, exercisable over a ten-year term, under the Stock Option Plan. This award was cancelled and regranted on August 11, 1994 at an option exercise price of $14.25 per share, as described further under the heading "Report on the Repricing of Options by the Executive Compensation Committee" below.

(18) The amounts shown represent the Company's contributions under its 401(k) Plan in the amount of: $4,086 for 1994; $3,490 for 1993; and
     $556 for 1992; as well as additional group term life insurance premiums paid on Mr. Daley's behalf in the amount of: $226 in 1994; $107 in 1993; and $107 in 1992.

(19) Of this total, $35,000 represents Mr. Daley's bonus paid in 1994 for services rendered in 1993, and $30,000 represents the one-time award he was paid in connection with the sale of the Company's cellular operations, as more fully described in Note (5) above.

(20) On September 7, 1993, Mr. Daley was awarded ISOs to purchase 10,000 shares of the Company's Common Stock at an exercise price of $15.00 per share, exercisable over a ten-year term, under the Stock Option Plan.

(21) On November 10, 1992, Mr. Daley was awarded ISOs to purchase 7,500 shares of the Company's Common Stock at an exercise price of $11.33 per share, exercisable over a ten-year term, under the Stock Option Plan.

(22) On January 4, 1994, Mr. Bantoft was awarded ISOs to purchase 10,000 shares of the Company's Common Stock at an exercise price of $18.75 per share, on August 11, 1994, he was awarded ISOs to purchase 15,000 shares of the Company's Common Stock at an exercise price of $14.25 per share, and on November 15, 1994, he was awarded ISOs to purchase 25,000 shares of the Company's Common Stock at an exercise price of $17.25 per share, each tranche exercisable over a ten-year term, under the Stock Option Plan.

(23) This amount represents U.K. pension payments made on Mr. Bantoft's behalf during 1994.


COMPENSATION PURSUANT TO PLANS

     EMPLOYEE STOCK OPTION PLAN. The Company has an Employee Stock Option Plan (the "Stock Option Plan" or "Plan"), which it instituted in February, 1982, to provide long-term incentive benefits to key Company employees as determined by the Executive Compensation Committee of the Board of Directors (the "Committee"). This Plan is administered by the Committee. Options granted under this Plan are either intended to qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or are non-qualified stock options ("NQSOs"). Options granted under this Plan represent rights to purchase shares of the Company's Common Stock within a fixed period of time and at a cash price per share ("exercise price") specified by the Committee on the date of grant. The exercise price cannot be less than the fair market value of a share of Common Stock on the date of award. Payment of the exercise price may be made in cash or, with the Committee's approval, with shares of the Company's Common Stock already owned by the optionee and valued at their fair market value as of the exercise date. Options are exercisable during the period fixed by the Committee, except that no ISO may be exercised more than ten years from the date of grant, and no NQSO may be exercised more than ten years and one day from the date of the grant.

     The following table shows information concerning options granted under this Plan during 1994 to the five Named Executives:


                 OPTION GRANTS IN LAST FISCAL YEAR



                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                        AT ASSUMED ANNUAL RATES OF
                                                                                        STOCK PRICE APPRECIATION
  INDIVIDUAL GRANTS                                                                     FOR OPTION TERM (1)
                         NUMBER OF
                        SECURITIES
                        UNDERLYING
                          OPTIONS       % OF TOTAL
                          GRANTED         OPTIONS
                             #          GRANTED TO
                                         EMPLOYEES      EXERCISE
                                         IN FISCAL        PRICE       EXPIRATION
        NAME                               YEAR         ($/SHARE)        DATE       0% ($)     5% ($)          10% ($)

   RICHARD T. AAB           -0-             ---           $-0-            ---      $ -0-        $-0-            $-0-

  RICHARD E. SAYERS      50,000(2)         11.6          $14.75         8/11/04    $ -0-      $463,810       $1,175,385

      ARUNAS A.          50,000(2)         11.6          $14.75         8/11/04    $ -0-      $463,810       $1,175,385
      CHESONIS

  MICHAEL R. DALEY       50,000(2)         11.6          $14.75         8/11/04    $ -0-      $463,810       $1,175,385

     CHRISTOPHER         10,000(3)          2.3          $18.75         1/4/04     $ -0-      $117,918        $298,827
       BANTOFT
                         15,000(4)          3.5          $14.25         8/9/04      $ -0-     $134,426        $340,662
                         25,000(5)          5.8          $17.25        11/15/04     $ -0-     $271,211        $687,301

_________________________________


(1) These calculations show the potential gain that would be realized if the options shown were not exercised until the end of their full ten-year term, assuming the compound annual rate of appreciation of the exercise prices indicated (0%, 5%, and 10%) over the ten-year terms of the ISOs shown, net of the exercise prices paid.

(2) These ISOs were granted on August 11, 1994, for a term of ten years, 25% of which first become exercisable on August 11, 1995, and an additional 25% of which become exercisable on the second, third and fourth anniversaries of the grant date. These ISOs are further described below under the heading "Report on the Repricing of Options by the Executive Compensation Committee."

(3) These ISOs were granted on January 4, 1994, for a term of ten years, 25% of which first become exercisable on January 4, 1995, and an additional 25% of which become exercisable on the second, third and fourth anniversaries of the grant date.

(4) These ISOs were granted on August 9, 1994, for a term of ten years, 25% of which first become exercisable on August 9, 1995, and an additional 25% of which become exercisable on the second, third and fourth anniversaries of the grant date.

(5) These ISOs were granted on November 15, 1994, for a term of ten years, 25% of which first become exercisable on November 15, 1995, and an additional 25% of which become exercisable on the second, third and fourth anniversaries of the grant date.


     The following table reflects information concerning option exercises under this Plan by the Named Executives during 1994, together with information concerning the number and value of all unexercised options held by each of the Named Executives at year end 1994 under this Plan:

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
               AND FISCAL YEAR-END OPTION VALUES

                                    SHARES
                                   ACQUIRED                             NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                      ON                VALUE          UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                   EXERCISE           REALIZED          OPTIONS AT FY-END (#)             FY-END ($) (2)
             NAME                     (#)              ($) (1)        EXERCISABLE/UNEXERCISABLE      Exercisable/Unexercisable

        RICHARD T. AAB              99,000           $1,628,550                -0-/-0-                       $-0-/$-0-

       RICHARD E. SAYERS              -0-               $-0-                70,000/50,000                  $618,100/$-0-

      ARUNAS A. CHESONIS              -0-               $-0-                38,000/80,000               $294,035/$66,225(3)

       MICHAEL R. DALEY               -0-               $-0-                14,875/63,125               $98,254/$29,381(4)

      CHRISTOPHER BANTOFT             -0-               $-0-                 -0-/50,000                   $-0-/$11,250(5)

________________________________

(1) Value realized is determined by subtracting the per share option exercise price from the closing price of the Company's Common Stock on the date of exercise, then multiplying that figure by the number of options exercised.

(2) For each Named Executive, these values are calculated by subtracting the per share option exercise price for each block of options held on December 31, 1994 from the closing price of the Company's Common Stock on that date ($14.75 on December 30, 1994), then multiplying that figure by the number of options in that block, then aggregating the resulting subtotals.

(3) As of December 31, 1994, the ISOs to purchase 30,000 shares that were granted to Mr. Chesonis on September 7, 1993 were not in-the-money, as their exercise price per share ($15.00) exceeded the closing price for the Company's Common Stock on December 30, 1994 ($14.75); consequently these options are not included in these calculations.

(4) As of December 31, 1994, the ISOs to purchase 10,000 shares that were granted to Mr. Daley on September 7, 1993 were not in-the-money, as their exercise price per share ($15.00) exceeded the closing price for the Company's Common Stock on December 30, 1994 ($14.75); consequently these options are not included in these calculations.

(5) As of December 31, 1994, the ISOs to purchase 10,000 shares that were granted to Mr. Bantoft on January 4, 1994 and the options to purchase 25,000 shares that were granted to him on November 15, 1994 were not in-the-money, as their respective exercise prices per share ($18.75 and $17.25) exceeded the closing price for the Company's Common Stock on December 30, 1994 ($14.75); consequently none of these options are included in these calculations.

     As of December 31, 1994, 302,302 shares of the Company's Common Stock were available for grants under this Plan. As of that date, there were 785,250 options outstanding, with an average exercise price of $13.53 per share. The expiration dates of these option grants range from May 22, 1999 through November 15, 2004.

     REPORT ON THE REPRICING OF OPTIONS BY THE EXECUTIVE COMPENSATION COMMITTEE. On February 8, 1994, at a regularly scheduled meeting to discuss, among other matters, whether to award ISOs in 1994 to key Company managers, this Committee awarded certain executive officers of the Company ISOs to purchase shares at an exercise price of $19.25 per share. Approximately six months later, on August 11, 1994, the Committee cancelled those option grants and regranted the same number of ISOs to each such executive officer but at the then-current exercise price of $14.75 per share. After reviewing several matters, including the volatility in the Company's stock price caused by its discussions with LDDS Communications, Inc. with respect to a possible merger which commenced in earnest in mid-March, 1994 and terminated in mid-May, 1994, but also the need to motivate management, the Committee determined that these February, 1994 option grants might remain "underwater" for some period of time, thus negating much of the long-term incentive element of this form of compensation to the executives who received these grants. As required by relevant SEC rules, the specific information regarding these option repricing grants appears in the following table:

                 TEN YEAR OPTION REPRICINGS TABLE

                                Number of       Market                                          Length of
                                Securities      Price of        Exercise                        Original
                                Underlying      Stock at        Price at                        Option Term
                                Options         Time of         Time of         New             Remaining at
                                Repriced or     Repricing or    Repricing or    Exercise        Date of
                                Amended         Amendment       Amendment       Price           Repricing or
NAME            DATE            (#)             ($)             ($)             ($)             Amendment

R. Sayers       8/11/94         50,000          $14.75          $19.25          $14.75          9.5 years

A. Chesonis     8/11/94         50,000          $14.75          $19.25          $14.75          9.5 years

M. Daley        8/11/94         50,000          $14.75          $19.25          $14.75          9.5 years

F. Coleman      8/11/94         25,000          $14.75          $19.25          $14.75          9.5 years

T. Ganatra      8/11/94         25,000          $14.75          $19.25          $14.75          9.5 years


     This report was prepared by the members of this Committee in April, 1995: Hugh F. Bennett, Chairman, David K. Laniak, Robert F. Sykes and Daniel D. Tessoni.

     401(K) DEFERRED COMPENSATION AND RETIREMENT SAVINGS PLAN. The Company has a 401(k) Deferred Compensation and Retirement Savings Plan in which employees with a minimum of six months continuous service are eligible to participate. Contributions to a participating employee's 401(k) account are made in accordance with the regulations set forth under Section 401 of the Internal Revenue Code of 1986, as amended. Under this Plan, the Company may make matching contributions to the account of a participating employee up to an annual maximum of 50% of the annual salary contributed in that year by that employee, up to a maximum of 3% of that employee's salary. The Company makes such contributions on a quarterly basis, based upon its profitability for that quarter. The Company's contributions vest at the rate of 20% per year after one year's participation in the Plan and become fully vested after six years.

     EMPLOYEE STOCK PURCHASE PLAN. The Company has an Employee Stock Purchase Plan ("Stock Purchase Plan"), which the shareholders approved at their 1994 Annual Meeting, in which all employees who work 20 or more hours per week are eligible to participate. Under this Plan, employees electing to participate can, through payroll deductions, purchase shares of the Company's Common Stock at 85% of market value on the date on which the annual offering period under this Plan begins or on the last business day of each calendar quarter in which shares are automatically purchased for a participant during an offering period, whichever is lower. Participants cannot defer more than 15% of their base pay into this Plan, nor purchase more than $25,000 per year of the Company's Common Stock through this Plan. As of December 31, 1994, participants had purchased a total of 12,754 shares through this Plan during 1994, at an average price of $11.89 per share, leaving a total of 487,246 shares available for future purchases under the Plan.

     OTHER COMPENSATION PLANS. The Company provides additional group term life and supplemental disability insurance coverage to its officers. The additional group term life insurance provides additional life insurance protection to an officer in the amount of two and one-half times his/her current salary. The supplemental disability insurance provides additional disability insurance protection to an officer in an amount selected by the executive, not to exceed, when combined with the coverage provided by the Company's basic disability insurance provided to all of its employees, 70% of his/her current annual salary.

     The   Company  also  has  a  legal,  medical  and  financial  planning reimbursement plan for its senior executives pursuant to which it will reimburse each of them generally up to $4,000 per year (up to $8,000 per year for Mr. Aab) for legal, accounting, financial planning and uninsured medical expenses incurred by the executive.

COMPENSATION OF DIRECTORS

     Directors who are not also employees of the Company are paid an annual retainer of $6,000, plus a fee of $500 for each Board meeting attended. Additionally, outside Directors who serve on committees of the Board receive $300 per committee meeting attended.

     During 1994, in connection with the Company's merger discussions with LDDS Communications, Inc., the Board retained the investment banking firm of Gagan, Bennett & Co., Inc., in which Hugh F. Bennett, a Director of the Company, is a principal, to act as the Company's advisor with respect to this matter, for which services Gagan, Bennett & Co., Inc. was paid a retainer of $25,000.

CERTAIN TRANSACTIONS

     To accommodate its need for increased space, in June, 1994, the Company moved its principal executive offices to an industrial complex located at 400 West Avenue, Rochester, New York, which is owned by a real estate partnership in which Richard T. Aab, the Company's Chairman and Chief Executive Officer, is a general partner. For 1994, the Company paid a total of approximately $200,000 in rent for this space to this partnership, which the Company believes is comparable to or below the market rate for similar office space in the Rochester area.

     During 1994, the Board of Directors authorized the Company to enter into a computer software development contract with AMBIX Systems Corp., in which company Richard T. Aab, the Company's Chairman and Chief Executive Officer, is the majority shareholder. Under this agreement, AMBIX is to develop certain customized telecommunications software to be licensed to the Company at a cost of approximately $328,000. Through December 31, 1994, the Company had paid approximately $100,000 of this total under this agreement.

     During  1994,  the Company made a personal loan of $225,000 to Richard
E. Sayers, the Company's Vice Chairman, at a per annum interest rate of 1% over the prime rate, with the loan payable on demand and no later than December 31, 1994. As discussed in Note (9) to the Summary Compensation Table above, in January, 1995, Mr. Sayers repaid this loan in full with all accrued interest.

           SHAREHOLDER RETURN PERFORMANCE INFORMATION

     The SEC requires that the Company include in this Proxy Statement a line-graph presentation comparing its cumulative, five-year shareholder returns, on an indexed basis, with a broad equity market index and a published industry or line-of-business index. The following graph compares the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the CENTER FOR RESEARCH IN SECURITY PRICES TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET (which includes all U.S. and foreign common stocks and American Depositary Receipts traded on the Nasdaq National Market and Nasdaq Small-Cap Market) and the NASDAQ TELECOMMUNICATIONS TOTAL RETURN INDEX for the five-year period beginning December 29, 1989 and ending December 30, 1994, assuming the reinvestment of all dividends throughout the period shown, and assuming the value of the investment in the Company and in each Index was $100 on December 29, 1989.

[NOTE:    Per Regulation S-T, Rule 304(d), this EDGAR submission contains the tabular numerical data produced by CRSP on which the performance graph points are plotted in the printed version of this Proxy Statement, as follows:

Comparison of Five-Year Cumulative Total Returns
Performance Report for
ACC CORP.

Prepared by the Center for Research in Security Prices
Produced on 02/01/95 including data to 12/30/94

Company Index:  CUSIP        Ticker Class     SIC     Exchange

                00079410      ACCC             4810    NASDAQ

               Fiscal Year-end is 12/31/94

Market Index:  Nasdaq Stock Market (US & Foreign)

Peer Index:    Nasdaq Telecommunications Stocks
               SIC 4800-4899 US & Foreign

Date         Company Index    Market Index   Peer Index
12/29/89    $100.000          $100.000       $100.000
01/31/90     104.348            91.755         83.778
02/28/90     102.899            93.977         83.876
03/30/90     104.348            96.636         84.150
04/30/90     107.723            93.387         79.670
05/31/90     157.217           102.432         93.429
06/29/90     157.679           103.247         91.010
07/31/90     134.319            98.313         84.179
08/31/90      87.599            85.993         71.610
09/28/90      70.460            78.003         63.643
10/31/90      63.120            74.893         61.971
11/30/90      73.395            81.539         64.384
12/31/90     106.235            85.017         67.411
01/31/91     100.333            94.069         73.810
02/28/91     103.284           103.077         77.747
03/28/91     118.511           110.001         80.334
04/30/91     118.511           110.683         84.886
05/31/91     130.362           115.790         87.841
06/28/91     114.541           109.017         78.943
07/31/91     127.929           115.420         84.426
08/30/91     119.004           120.925         85.746
09/30/91     140.332           121.524         89.097
10/31/91     164.218           125.543         89.091
11/29/91     162.725           121.363         83.854
12/31/91     155.261           135.708         92.974
01/31/92     164.705           143.840         95.690
02/28/92     182.673           147.044        100.344
03/31/92     201.119           140.239         95.143
04/30/92     177.105           134.246         95.167
05/29/92     174.103           135.969         94.989
06/30/92     195.596           130.631         94.530
07/31/92     198.605           134.991         95.207
09/30/92     199.110           135.572         97.058
10/30/92     208.160           140.648         94.983
11/30/92     262.463           151.664        108.186
12/31/92     244.707           157.359        114.192
01/29/93     299.086           162.043        118.160
02/26/93     287.757           156.228        121.103
03/31/93     304.162           160.944        126.898
04/30/93     226.986           154.503        123.438
05/28/93     236.066           163.799        139.257
06/30/93     241.161           164.852        145.748
07/30/93     259.362           165.143        152.301
08/31/93     263.912           173.764        169.501
09/30/93     346.435           178.590        171.672
10/29/93     360.110           181.693        189.465
11/30/93     350.993           175.973        170.046
12/31/93     354.038           181.153        175.978
01/31/94     375.140           186.922        175.701
02/28/94     370.450           184.940        167.241
03/31/94     415.555           173.591        151.724
04/29/94     394.425           171.316        146.584
05/31/94     319.296           171.541        152.021
06/30/94     258.254           164.794        145.711
07/29/94     258.823           168.690        153.269
08/31/94     352.940           178.944        159.022
09/30/94     348.792           178.701        158.982
10/31/94     315.798           181.781        160.009
11/30/94     311.084           175.456        153.388
12/30/94     278.091           175.253        145.788

The index level for all series was set to $100.00 on 12/29/89.



                            PROPOSAL 2

              RATIFICATION OF SELECTION OF AUDITORS


     Arthur  Andersen  LLP,  independent certified public accountants,  has been selected by the Board of  Directors  to  serve  as the auditors of the
Company's books and financial records for its current  fiscal  year.   This
firm  has  no  material  financial  interest  in  the Company, and its only connection with the Company during the past fiscal  year  has  been  in its role  as  the  Company's  independent  auditors.  Representatives of Arthur
Andersen  LLP  are  expected  to  be  present  at  the  Annual  Meeting  of
Shareholders  to  make  a  statement  if  they  wish,  and  to  respond  to appropriate questions from shareholders.

     The Board of Directors recommends that  the shareholders vote FOR this
Proposal to ratify the selection of Arthur Andersen  LLP  to  serve  as the
Company's  independent  auditors  for  the  Company's  fiscal  year  ending
December  31,  1995.   Proxies  solicited by the Board of Directors will be
voted FOR this Proposal unless otherwise indicated.


                            PROPOSAL 3

                    AMENDMENT OF THE COMPANY'S
                    EMPLOYEE STOCK OPTION PLAN

     In 1982, the shareholders of  the Company approved the adoption of the
Company's Employee Stock Option Plan  ("Stock Option Plan" or "Plan") for a
term of ten years, which they extended  for  an additional ten year term by action at their 1992 Annual Meeting.  The Stock  Option Plan is designed to provide long-term incentive benefits to key Company employees as determined by  the  Executive Compensation Committee of the Board  of  Directors  (the
"Committee").   The  Board  of Directors and the Committee have approved an amendment to the Plan to increase  the  number  of  shares of the Company's
Common Stock authorized for issuance under this Plan  by 500,000 shares, to add the ability to grant stock incentive rights ("SIRs")  to  the  Plan, to require  the mandatory withholding of income taxes against the issuance  of shares in  respect of SIR awards by withholding a number of shares equal to the amount of  all required tax withholdings, and to change the name of the
Plan to the "Employee Long-Term Incentive Plan."  This amendment is subject to shareholder approval.

     The Plan is  administered  by  the  Committee,  whose  duties  include selecting  the employees who will receive grants and determining the amount
of the grants.   In making its selections and determinations, the Committee has substantial flexibility  and  makes  its judgments based largely on the functions and responsibilities of the particular  employee,  the employee's past and potential contributions to the Company's profitability and growth, and  the  value  of the employee's services to the Company.  The  Committee also interprets and  implements  the  Stock Option Plan and the grants made
thereunder.   Directors  who  are not employees  of  the  Company  are  not eligible for option grants under the Stock Option Plan.

     Subject to the provisions of the Stock Option Plan, the individuals to whom options are granted, the number of shares covered by each option, the times when options may be exercised, the term of each option, the payment terms and other provisions of each option grant are fixed by the Committee.

     Under the current terms of this Plan, the Committee  is  permitted  to grant  only ISOs or non-qualified stock options ("NQSOs").  Options granted under this Plan represent rights to purchase shares of the Company's Common
Stock within  a  fixed  period  of  time  and  at  a  cash  price per share
("exercise  price") specified by the Committee on the date of  grant.   The
exercise price  cannot  be  less  than  the fair market value of a share of
Common Stock on the date of award.  Payment  of  the  exercise price may be made  in  cash  or,  with  the  Committee's  approval, with shares  of  the
Company's Common Stock already owned by the optionee  and  valued  at their fair market value as of the exercise date.  Options are exercisable  during the period fixed by the Committee, except that no ISO may be exercised more than  ten  years  from the date of grant, and no NQSO may be exercised more than ten years and one day from the date of the grant.

     If the proposed  amendment  is  approved,  the  Committee will also be authorized to award SIRs to employees the Committee determines are eligible
to  participate  in the Plan.   SIRs are rights to receive  shares  of  the
Company's Common Stock without any cash payment to the Company, conditioned only on continued  employment  with  the  Company  throughout  a  specified incentive  period  of  at  least  three  years following the date of award.
Subject to the Committee's discretion, earlier  termination  of employment, except  in  the  event of death, permanent disability or normal retirement, would result in the  automatic cancellation of the SIR.  Should a recipient die, become permanently  disabled or retire during an SIR incentive period, he/she, or his/her estate,  as  the  case may be, would receive a pro-rated number of the shares underlying the SIR award based upon the ratio that the number  of months since the SIR had been  granted  bore  to  the  full  SIR incentive period set by the Committee at the time of award.

     During the SIR incentive period, should the Company declare any cash dividends on its Common Stock, the holder of an SIR would be entitled to receive from the Company cash "dividend equivalent" payments equal to any such cash dividends that the holder would have received had he/she owned the shares of Common Stock underlying the SIR. However, the holder of an SIR would not have any other rights with respect to the shares underlying an SIR award, e.g., the right to vote or pledge such shares, until such shares are actually issued to the holder.

     An employee could be awarded both SIRs and options in any combinations that the Committee would determine. In such an event, an exercise of an option would not in any way affect or cancel any SIRs an employee may have received.

     Subject to the provisions of the Plan and if the proposed amendment is approved,  the  individuals  to  whom  grants of options and/or  SIRs  are awarded, the number of shares covered by  each  award, the incentive period applicable to each SIR award, the times when options  may be exercised, the
term  and other provisions of each option are fixed by the  Committee.   No
ISOs may be granted to a person who owns at the time of grant, or would own after full  exercise  of  all  options  and rights to acquire the Company's shares, more than 10% of the Company's Common  Stock unless, at the time of grant, the exercise price of the option is at least 110% of the fair market value of the shares subject to the option and the option is not exercisable for more than five years from the date of grant.

     Since its inception, options under the Stock Option Plan have been granted to the Company's current executive officers and to approximately 80 other present and former key Company employees.

     If  approved by the shareholders, this proposed amendment to the Stock
Option Plan will be effective as of July 19, 1995.

     The Committee may, without further approval of the shareholders, suspend or terminate the Stock Option Plan or amend it in any manner, except that the Stock Option Plan cannot be amended without prior shareholder approval to increase the number of shares for which grants may be awarded, to change the eligibility requirements for individuals entitled to receive awards, or to materially increase the benefits accruing to participants under the Stock Option Plan.

 The recipient of an option  grant has no rights as a shareholder until the option is exercised and certificates  for shares of Common Stock are issued to him or her.  Generally, subject to the  discretion  of the Committee, an option  for  more than 2,250 shares becomes exercisable (or  "vests")  with respect to 25%  of  the  shares subject thereto on the first anniversary of its date of grant, and vests  with  respect  to  an  additional 25% of such shares on each of the second, third and fourth anniversaries of its date of grant.  An option for 2,250 shares or less vests with respect to 50% of the shares subject thereto on the first anniversary of its  date  of  grant and vests  with  respect  to  the  additional  50% of such shares on the second anniversary of its date of grant.  No grant under the Stock Option Plan may be transferred by the optionee except by will or by the laws of descent and distribution.  During the life of an optionee,  an  option may be exercised
only  by  the optionee or his/her guardian or legal representative.   As  a
general rule,  an  option  otherwise  exercisable  will  be canceled if not exercised  within  30  days  following the optionee's retirement  or  other
termination  of  employment.   However,   if   the   optionee's  employment
terminates by reason of permanent disability, the option  will  be canceled if not exercised within one year following a termination of employment  due
to  disability.   Additionally, in the case of NQSOs, the Committee has the
discretion to extend  from  30  days  to  one  year  the  period  following retirement or other termination of employment during which an optionee  may
exercise  his  or  her  NQSOs.   However,  in  no  event will any option be
exercisable  beyond  the  expiration  of  its  term as established  by  the
Committee,  nor, as applicable, beyond the ten-year  maximum  ISO  exercise period or the ten-year and one day maximum NQSO exercise period established
by the Plan.   Upon  the  death  of  the  holder of an option, the holder's estate may exercise such option, but only to  the  extent  the optionee was entitled to exercise the option at the date of his/her death and only if it is exercised prior to the expiration of its term.

 With respect to ISOs granted under the Plan, the Company has been advised by its counsel that an optionee will not be subject to federal income tax upon either the grant of an ISO or its subsequent exercise. In addition, the Company generally will not be allowed a business expense deduction with respect to the grant or exercise of an ISO.

 If the optionee  holds the shares acquired upon the exercise of an ISO for more than one year  after the date of exercise and two years after the date of grant, then the optionee's  gain upon a subsequent sale or other taxable disposition of the shares will be  taxed  as capital gain.  "Gain" for this purpose is measured by the difference between  the  exercise  price and the selling  price of the shares.  However, if these holding period  rules  are not met, the gain that would have been realized at the time that the option was exercised  constitutes  ordinary  income  to  the optionee, rather than capital  gain,  in  the  year  of  such  a  disposition  (a  "disqualifying disposition").  "Gain" for this purpose is equal to the lesser  of  (1) the amount  (if  any)  by  which the fair market value of the shares on the ISO exercise date exceeds the  exercise  price,  or (2) the amount realized (if any)  upon  a disqualifying disposition less the  adjusted  basis  of  such shares.  Any  gain  in  excess of the amount reported as ordinary income is
treated as capital gain.   In the event of a disqualifying disposition, the
Company is entitled to a federal  income  tax deduction equal to the amount of compensation realized by the optionee, provided  that the Company timely furnishes either a Form W-2 or W-2C to the optionee.

 There may also be certain alternative minimum tax ("AMT") consequences attendant to the exercise of ISOs and/or the disposition of shares so acquired. In general, the spread between the option exercise price and the fair market value of the option stock at exercise, which receives favorable treatment under the regular tax system, is considered an "item of adjustment" for AMT purposes and is included in AMT income. However, if an optionee acquires shares pursuant to the exercise of an ISO and disposes of such shares in a disqualifying disposition in the same taxable year, the maximum amount that will be included as AMT income is the gain on the disposition of such shares. If a disqualifying disposition occurs in a year other than the year of exercise, the income on the disqualifying disposition will not be considered income for AMT purposes. In addition, a disqualifying disposition could have an impact upon the determination of any corporate AMT to be paid by the Company. However, due to the AMT credit-carryover provision, this may merely result in a "prepayment."

 With respect to NQSOs, an optionee  will  not be subject to federal income tax upon the grant of a NQSO.  On the exercise  of  a  NQSO, the difference between the fair market value of the Company's Common Stock on the exercise date  and  the  exercise  price  will be treated as taxable income  to  the optionee on that date.  The optionee  will  thus  have  a tax basis for the shares so acquired equal to the exercise price plus the amount  of  taxable income realized upon exercise.  Any subsequent sale or other disposition of any  such  shares  will  be  entitled  to  long-term  capital  gain or loss treatment  if  held for more than one year at the time of such disposition, or short-term capital  gain  or loss treatment if held for one year or less
at  the  time  of such disposition.   Subject  to  meeting  applicable  tax
reporting requirements,  the  Company  is  entitled to a federal income tax deduction at the time a NQSO is exercised equal  to  the difference between the fair market value of the Company's Common Stock on  the  exercise  date and the exercise price.

 If  the proposed amendment is approved, with respect to SIRs granted under the Plan,  the  Company  has  been advised that a recipient of an SIR award will not realize any income, nor  will  the  Company be entitled to any tax
deduction,  at  the  time  of  the  grant  of an SIR.   However,  upon  the
expiration of an incentive period, the recipient  of  an SIR will recognize ordinary  income  equal  to the fair market value of the underlying  shares issued.  Also, upon receipt  of  dividend  equivalent  payments  during  an incentive period, the recipient of an SIR will recognize ordinary income in
an  amount  equal  to  the  cash  received.   Upon  the  issuance of shares
underlying an SIR award, the Company will withhold a portion of such shares to satisfy tax withholding obligations with respect to such issuance.  Such shares  will be valued at their fair market value on the date  of  issuance and the SIR  holder  will  be taxed on the shares withheld as if he/she had sold them.  Provided that the Company timely furnishes either a Form W-2 or
W-2C to the holder, it will  be  entitled to a deduction for Federal income tax purposes at the same time and  in  the same amounts as the holder of an
SIR is considered to have recognized ordinary income.

 The basis of shares acquired under an SIR award is the fair market value taxed to the SIR holder. When he/she disposes of such shares, any amount received in excess of that basis will be treated as long-term or short-term capital gain, depending upon the length of time the shares have been held.
If the amount received is less than the basis of the shares, the loss will be treated as long-term or short-term capital loss, again depending upon the length of time the shares have been held.

 Shares issued under the Plan  are  authorized  and  unissued  or  treasury shares of the Company's Common Stock.  The number of shares authorized  for issuance  under  the  Plan  is  reduced  one-for-one  by  each share issued
pursuant to an SIR or the exercise of an option granted thereunder.   As of
December  31,  1994,  there  were  a  total of 302,302 shares that remained available for grants under the Plan.  If  this  amendment  is approved, the number of shares available for grants will increase to 802,302.

 Reference is made to the discussion under "Employee Stock Option Plan" in Proposal 1 of this Proxy Statement for additional information concerning option grants and related matters under the Plan. In view of the comprehensive summary of this Plan presented above, the Company believes that including the full text of the Plan as a part of this Proxy Statement will not substantially further enhance the shareholders' understanding of it and therefore has elected not to include it herein. Any shareholder who wishes a copy of this Plan may request one by writing to the Office of the Treasurer, ACC Corp., 400 West Avenue, Rochester, New York 14611.

 On  June  1, 1995, the Closing Price for the Company's  Common  Stock  was
$13.88 per share, as quoted in THE WALL STREET JOURNAL.

 The Board of Directors recommends a vote FOR approval of this amendment to the Stock Option Plan.  Proxies solicited by the Board of Directors will be
voted  FOR  the   foregoing   Proposal  unless  otherwise  indicated.   The
affirmative vote of the holders  of a majority of the outstanding shares of
Common Stock present, in person or  by  proxy,  and entitled to vote at the
Annual Meeting is required for approval of this proposed  amendment  to the
Stock Option Plan.


                            PROPOSAL 4

              PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF
INCORPORATION TO CREATE 2,000,000 SHARES OF PREFERRED STOCK AND 25,000,000
                 SHARES OF NONVOTING CLASS B COMMON STOCK

 The Board of Directors has unanimously adopted resolutions approving and recommending that the shareholders consider and approve a Proposal to amend the Company's Certificate of Incorporation that would: (1) authorize the creation of 2,000,000 shares of Preferred Stock having a par value of $1.00 per share; and (2) authorize the creation of 25,000,000 shares of Class B non-voting Common Stock having a par value of $.015 per share and redesignate the shares of Common Stock, par value $.015 per share, presently authorized for issuance as Class A Common Stock. The text of this proposed amendment is attached to this Proxy Statement as Annex 1.

 The Company's Certificate of Incorporation does not currently authorize the issuance of Preferred Stock or Class B non-voting Common Stock. The
Board believes that it would be in the Company's best interests to have the flexibility to issue different classes of stock in pursuit of its capital raising transactions, as well as for use in possible acquisitions, joint ventures and employee benefit plans.

 PREFERRED STOCK

 From time to time, the Company receives proposals from potential investors in  the  Company  that  would  provide  the  Company with sources of equity financing to enable it to pursue its strategic plans and growth objectives.
However, such investors often desire to purchase shares of Preferred Stock, often convertible into Common Stock at a negotiated  price or ratio or upon
the  occurrence  of  specified  events,  etc.   Given  its current  capital
structure, with the exception of the recent investment discussed below, the
Company  has  not been able to successfully negotiate an equity  investment when approached  with  such  proposals  by  such  investors.  By having the ability to issue Preferred Stock, the Board's ability  to seriously discuss such  investments  when  it receives such proposals would be  significantly enhanced.

 The Preferred Stock authorized by this amendment is known as "blank check"
Preferred Stock, for the reason  that,  as is permitted under Delaware law, the  designations, preferences, conversion  rights,  cumulative,  relative,
participating,   optional   or   other  rights,  including  voting  rights,
qualifications, limitations or restrictions  thereof would be determined by the Board of Directors.  Therefore, if this Proposal  is  approved  by  the shareholders,  the  Board  of  Directors  will be entitled to authorize the creation and issuance of up to 2,000,000 shares  of  Preferred  Stock,  par
value   $1.00  per  share,  in  one  or  more  series,  with  such  rights, qualifications,  limitations,  and restrictions as may be determined in the
Board's  sole  discretion,  with  no   further   shareholder  authorization
required.

 In  May,  1995, an investment group led by Fleet Venture  Resources,  Inc.
("Fleet") made  a  $10,000,000  investment  in  the  Company  by purchasing
$10,000,000   in   principal  amount  of  the  Company's  12%  subordinated
convertible notes (the  "Notes")  and certain warrants to acquire shares of the Company's Common Stock (Class A  Common  Stock  if  this  Proposal 4 is approved  in full).  Pursuant to the terms of the Purchase Agreement  under which the Notes  were  purchased, if the shareholders approve this Proposal to authorize the creation of 2,000,000 shares of Preferred Stock, the Notes will automatically be converted  into  10,000  shares of Series A Preferred
Stock upon the Company's filing with the Delaware  Secretary  of State of a
Certificate  of  Designation  authorizing  the  issuance of this series  of
Preferred  Stock.   The Series A Preferred Stock will  have  the  following
rights and preferences:

      (1)  a liquidation value of $1,000 per share;

      (2) convertible into shares of Common Stock (Class A Common Stock, if this Proposal 4 is approved in full) at an initial conversion price of $16.00 per share, subject to certain antidilution adjustments;

      (3)  dividends payable  at the rate of 12% per annum, cumulative and
 compounded quarterly and extinguished  upon  conversion   into  shares of
 Common Stock;

      (4) senior to all other classes and series of Preferred Stock and Common Stock as to the payment of dividends and redemptions, and upon liquidation at liquidation value, senior to all other classes of the Company's capital stock;

      (5) subject to mandatory redemption on the seventh anniversary of the closing of the transaction at the greater of liquidation value (plus all accrued but unpaid dividends) or the then-fair market value of the underlying Common Stock into which the Series A Preferred Stock is convertible, and subject to redemption at the greater of such amounts at the request of the holders of the Series A Preferred Stock in the event of a change in control of the Company;

      (6) mandatory conversion of the Series A Preferred Stock into shares of Common Stock upon the occurrence of certain events;

      (7) the Series A Preferred Stock will vote on an as-converted basis with the shares of Common Stock outstanding on all matters to be voted on by the Company's shareholders, including the election of Directors, and the holders of the Series A Preferred Stock, voting as a separate class, shall be entitled to elect one Director so long as more than 33% of the Series A Preferred shares issued in this transaction remain issued and outstanding;

      (8) so long as any shares of the Series A Preferred Stock remain outstanding, the Company will not be able to take any of the following actions without obtaining the prior written consent of the holders of a majority of the Series A Preferred Stock: (a) declare dividends on any class of capital stock other than the Series A Preferred Stock; (b) redeem any capital stock other than Series A Preferred Stock; (c) make any amendment to the Company's Certificate of Incorporation or Bylaws that would include or make any changes to any anti-takeover provisions in the Company's Certificate of Incorporation or Bylaws; (d) make any amendment to the Company's Certificate of Incorporation or Bylaws that would have an adverse effect on or impair the rights or relative priority of the Series A Preferred Stock; (e) make any changes in the nature of the Company's business beyond the telecommunications field; or (f) engage in any transactions with affiliates (other than subsidiaries) (except for compensation and benefit matters approved by the Executive Compensation
 Committee of the Company's Board or other transactions approved by an independent committee of the Board); and

      (9) preemptive rights to purchase, on an as-converted basis, a pro-rata portion of any issuance by the Company of any Common Stock or securities containing options or rights to acquire shares of Common
 Stock, except for issuances of Common Stock in connection with any of the following matters, in which events such preemptive rights would not apply: (a) option exercises under any stock option plans of the Company;
 (b) conversion of the Notes or the Series A Preferred Stock into shares of Common Stock; (c) exercise of the warrants issued in this transaction;
 (d) an acquisition of another business or company; (e) a public offering of securities registered under the Securities Act of 1933; (f) the provision or extension of senior debt financing to the Company; or (g) strategic investments by other entities in the telecommunications field.

 If  this Proposal to authorize the creation  of  Preferred  Stock  is  not approved, the Notes will remain outstanding and will have and be subject to
the  Common   Stock  conversion  rights,  mandatory  repayment  provisions, mandatory conversion provisions, rights to approve certain transactions and preemptive rights  which  are the same as or substantially similar to those applicable to the Series A  Preferred Stock as described in paragraphs (2),
(5), (6), (8) and (9) above.   In addition, so long as more than 33% of the
original principal amount of the Notes remains outstanding, the Noteholders will have the right to designate  a  representative  to  be  elected to the
Company's Board of Directors, whom the Board will nominate for  election to the Board and will solicit proxies from the Company's shareholders in favor of such representative's election to the Board.

 The  Board  of  Directors  is required to make any determination to  issue shares of Preferred Stock based on its judgment as to the best interests of
the  Company and its shareholders.   Although  the  Board  has  no  present
intention of doing so, it could issue shares of Preferred Stock that could, depending  upon the terms of such series, make more difficult or discourage an attempt to  obtain  control  of the Company by means of a merger, tender
offer, proxy contest or other means.   For  example,  such  shares could be
used to create voting or other impediments or to discourage persons seeking to  gain  control of the Company.  Such shares could be sold to  purchasers that supported  the Board in opposing such action.  Additionally, the Board could authorize  holders  of  a  series  of  Preferred Stock to vote either separately as a class or with the holders of the  Company's Common Stock on any  merger,  sale  or  exchange  of  assets by the Company  or  any  other extraordinary  corporate  transaction.  The  existence  of  the  authorized shares of Preferred Stock could have the effect of discouraging unsolicited takeover attempts.  The issuance of new shares could also be used to dilute the stock ownership of a person  or entity seeking to obtain control of the
Company should the Board consider  the actions of such person or entity not to be in the best interests of the Company and its shareholders.

 CLASS B NON-VOTING COMMON STOCK

 The  Company  also receives proposals  from  time  to  time  from  foreign investors with an interest in investing in the Company.  However, there are certain limitations  imposed  upon the Company under the Communications Act of 1934, as amended, that limit the extent to which the Company may sell an equity stake to a foreign purchaser.  Such limitations may be waived by the
Federal  Communications Commission  upon  an  appropriate  public  interest
showing by  the  Company.   Because  a  key  issue affecting the grant of a
waiver is the potential ability of foreign investors  to  control  wireless communications facilities, if the Company has the ability to issue Class  B non-voting  Common  Stock that will not convey voting or control rights, it may be able to obtain  a  waiver  authorizing  a  higher  level  of foreign
ownership  than  would  otherwise  be  permitted.   This  would enhance the
Company's ability to negotiate a substantial investment by or joint venture with a foreign equity purchaser.

 With respect to the authorization of the 25,000,000 shares of Class B non-
voting Common Stock, par value $.015 per share, sought as a  part  of  this amendment,  the  Board will likewise have the right to fix the preferences,
relative  and  participating,   optional   or  other  special  rights,  and
qualifications, limitations or restrictions applicable to all of the shares to  be  issued  as  Class  B  non-voting Common Stock  in  the  resolutions providing for the first issuance of any such shares; EXCEPT THAT the shares of Class B non-voting Common Stock  shall not have the right to vote on any matter brought before the shareholders  of  the  Company, nor shall they be entitled to vote as a class upon any proposed increase  or  decrease in the aggregate  number  of shares of Class B non-voting Common Stock  authorized for issuance under the Company's Certificate of Incorporation.

 Since the shares of  Class  B  non-voting Common Stock sought as a part of this amendment have no voting rights,  the  impact  of their issuance as an antitakeover measure is not as potentially significant as is the ability to issue Preferred Stock in such a situation as discussed above, except to the extent  that  the  issuance  of Class B non-voting Common  Shares  in  this context could increase the costs  to an entity or person seeking to acquire
control of the Company and thereby   make  more  difficult or discourage an
attempt to obtain control of the Company by means of a merger, tender offer or  other  means and could therefore also have the effect  of  discouraging unsolicited takeover attempts.

 GENERAL

 The Company's  Common  Stock  has  no  cumulative  voting,  preemptive  or
subscription   rights,   nor   is   it  redeemable.   Under  Delaware  law,
shareholders  are  not entitled to dissenters'  rights  of  appraisal  with respect to the matters  set  forth in this Proposal.  By voting in favor of that part of this Proposal that  would authorize the creation of a class of
Preferred Stock, the shareholders  are  only  being  asked  to  approve the relevant amendment to the Company's Certificate of Incorporation.  They are
not in any way being requested to ratify any aspect of the Fleet investment discussed under the subheading "Preferred Stock" above.

 The proposed amendment to the Company's Certificate of Incorporation is set forth in Annex 1 attached hereto, and the foregoing description of the amendment is qualified in its entirety by the text of the amendment itself, which is incorporated by reference herein. Shareholders are urged to read the amendment in its entirety.

 While the Company may consider an equity offering of either a series of Preferred Stock or Class B non-voting Common Stock in the future for purposes of raising additional working capital or otherwise, except as discussed above with respect to the Fleet investment, it currently has no definitive agreements with any other third parties to effect any such offering or issuance and no assurances are given that any such offering will in fact be effected or undertaken. Therefore, except as discussed above with respect to the Fleet investment, neither the terms of any series of Preferred Stock nor the terms of the Class B non-voting Common Stock can be stated or estimated with respect to any or all of the shares of such classes authorized.

 Financial statements are not included in this Proxy Statement with respect to this Proposal as they are not deemed material for the exercise of prudent judgment on this Proposal.

 Under relevant SEC rules, the shareholders have the opportunity to vote separately on both parts of this Proposal, as indicated on the enclosed proxy card for this Meeting. The Board of Directors recommends a vote FOR approval of both parts of this Proposal. Proxies solicited by the Board will be voted FOR both parts of this Proposal unless otherwise indicated.
The affirmative vote of a majority of all outstanding shares entitled to vote at the Meeting is required for approval of each part of this Proposal.


                 PRINCIPAL HOLDERS OF COMMON STOCK

      The following table reflects the security ownership of those persons who are known to the Company to have been the beneficial owners of more than 5% (387,800 shares) of the Company's outstanding Common Stock as of June 1, 1995:

NAME AND ADDRESS                AMOUNT AND NATURE OF    PERCENT
OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP    OF CLASS

Richard T. Aab                          971,743 (1)       12.5
400 West Avenue
Rochester, New York 14611

Fleet Venture Resources, Inc.           522,000 (2)        6.1
111 Westminster Street
Providence, Rhode Island 02903

___________________________

(1) This number includes options to purchase 6,161 shares that will become exercisable by Mr. Aab within the next 60 days and excludes 15,000 shares directly owned by Mr. Aab's wife and 1,500 shares that she controls as Custodian for their minor children, as to all of which shares Mr. Aab disclaims beneficial ownership.

(2)  As discussed in Proposal 4 above and in a Schedule 13D  filed with the
     SEC  with  respect  to  this  transaction, in May, 1995, an investment group composed of Fleet Venture Resources, Inc., Fleet Equity Partners
     VI, L.P., and Chisholm Partners  II,  L.P.  (collectively  the  "Fleet
     Investors") made a $10,000,000 investment in the Company by purchasing
     $10,000,000  in  principal  amount  of  the Company's 12% subordinated convertible notes (the "Notes") and certain warrants to acquire shares
     of the Company's Common Stock.   Pursuant to the terms of the Purchase
     Agreement under which the Notes were purchased,  if  the  shareholders approve  the  part of Proposal 4 that would authorize the creation  of
     2,000,000 shares  of  Preferred Stock, the Notes will automatically be converted into 10,000 shares  of  Series  A  Preferred  Stock upon the
     Company's filing with the Delaware Secretary of State of a Certificate of  Designation  authorizing the issuance of this series of  Preferred
     Stock.  If, however, the shareholders do not authorize the creation of
     Preferred Stock, the  Fleet  Investors  have  the  right,  at any time through  May, 2002, to convert the $10,000,000 in principal amount  of the Notes  into  shares  of the Company's Common Stock at a conversion price currently of $16.00 per share, subject to adjustment, or 625,000 shares  of Common Stock at  present,  of  which  total  Fleet  Venture
     Resources,  Inc. has the right to acquire 450,000 shares, Fleet Equity
     Partners VI,  L.P.  has  the  right  to  acquire  112,500  shares, and
     Chisholm  Partners  II,  L.P.  has the right to acquire 62,500 shares.
     Additionally, at the closing of  this  transaction, the Company issued the Fleet Investors warrants to purchase  a total of 100,000 shares of the Company's Common Stock at a current exercise  price  of $16.00 per share,  subject  to  adjustment,  all  of which warrants are presently
     exercisable.   Of  this  total, Fleet Venture  Resources,  Inc.  holds
     warrants to purchase 72,000  shares,  Fleet  Equity  Partners VI, L.P.
     holds  warrants  to acquire 18,000 shares, and Chisholm  Partners  II,
     L.P. holds warrants  to acquire 10,000 shares.  Therefore, at present,
     Fleet Venture Resources,  Inc.  has  the  right  to acquire a total of
     522,000 shares or 6.1% of the Company's currently  outstanding  Common
     Stock, Fleet Equity Partners VI, L.P. has the right to acquire a total of  130,500  shares  or  1.5%  of  the Company's currently outstanding
     Common Stock,  and Chisholm Partners II, L.P. has the right to acquire
     a  total  of  72,500  shares  or  0.9%  of   the  Company's  currently
     outstanding Common Stock.  At present, none of these Notes or warrants
     have  been converted into shares of the Company's  Common  Stock.   As
     discussed  above  in  note  (6)  to  the  "Securities Owned by Company
     Management"  table,  while  Robert M. Van Degna,  a  Director  of  the
     Company,  is  an  affiliate  of  the  Fleet  Investors,  he  disclaims beneficial ownership of the shares owned by the Fleet Investors.


                           OTHER MATTERS

     At present, the Board of Directors knows of no other matters which are likely to come before the Annual Meeting. However, if any other matters are presented, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment on any such matters.

     In accordance with relevant Securities and Exchange Commission rules, any proposal which a shareholder wishes to be presented at the 1996 Annual
Meeting of Shareholders must be received by the Secretary of the Company at its principal executive offices, 400 West Avenue, Rochester, New York
14611, no later than February 6, 1996.

     The cost of solicitation of proxies will be borne by the Company. In addition to this solicitation by mail, Directors, officers and employees of the Company may solicit proxies by telephone, telegraph, mail or personal interviews, and arrangements will be made with banks, brokerage firms and others to forward proxy material to their principals. The Company will bear the expense of any such additional solicitations. In addition, MacKenzie
Partners, Inc. has been retained to aid in the solicitation of proxies at an estimated fee of $7,500, plus out-of-pocket expenses.

     A  copy  of  the  Company's 1994 Annual  Report  containing  financial statements for the fiscal  year  ended  December 31, 1994, is enclosed with
these  proxy  materials.   Additional  copies  may  be  obtained  from  the
Treasurer, ACC Corp., 400 West Avenue, Rochester, New York 14611.

     Shareholders are urged to mark, date, sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.

                              By Order of the Board of Directors


                              Francis D. R. Coleman,
                              Secretary
June 12, 1995

                              ANNEX 1

   PROPOSED AMENDMENT TO ACC CORP. CERTIFICATE OF INCORPORATION
                      ______________________


          RESOLVED,  that  subject  to  obtaining  the approval of the
     shareholders   of   this  Corporation,  Article  FOUR   of   this
     Corporation's Certificate  of Incorporation be amended to read in its entirety as follows:

                  .  .  .  .  .  .  .  .  .  .

                           ARTICLE FOUR

     The total number of shares of stock which the Corporation shall have authority to issue is 77,000,000 shares, divided into the following classes: (1) 50,000,000 shares shall be Class A Common Stock having a par value of $.015 per share; (2) 25,000,000 shares shall be Class B Common
Stock having a par value of $.015 per share; and (3) 2,000,000 shares shall be Preferred Stock having a par value of $1.00 per share. The following is a statement of the designations of the authorized classes of stock or any series thereof, and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, or of the authority of the Board of Directors to fix by resolution(s) such designations and other terms:

CLASS A COMMON STOCK

     Subject to all of the  preferences  and  rights  of both the Preferred
Stock or a series thereof and of the Class B Common Stock, all of which may be fixed by resolution(s) of the Board of Directors, (i)  dividends  may be paid on the Class A Common Stock of the Corporation as and when declared by the  Board  of Directors, out of funds of the Corporation legally available for the payment  of  such  dividends, and (ii) each share of Class A Common
Stock shall be entitled to one  vote  on all matters on which such stock is entitled to vote.  The 50,000,000 shares  of  Common Stock, par value $.015
per  share,  previously  authorized  for  issuance  hereunder   are  hereby
redesignated  as  50,000,000  shares  of  Class  A  Common  Stock,  and all references  in this Certificate of Incorporation to Common Stock are hereby changed to refer to Class A Common Stock.

CLASS B COMMON STOCK

     Subject to all of the preferences and rights of the Preferred Stock or a series thereof  that  may  be  fixed  by  resolution(s)  of  the Board of
Directors,  the  Class  B  Common  Stock  shall  have such preferences  and
relative,   participating,   optional   or   other  special   rights,   and
qualifications,   limitations  or  restrictions  thereof,   as   shall   be
established in the  resolution(s)  providing for the issuance of such stock adopted by the Board of Directors, EXCEPT THAT the shares of Class B Common
Stock shall not be entitled to vote  on  any  matters  brought  before  the stockholders  of  the  Corporation,  nor  shall  the holders of the Class B
Common Stock be entitled to vote as a class upon any  proposed  increase or decrease  in  the  aggregate number of authorized shares of Class B  Common
Stock.




PREFERRED STOCK

     The shares of Preferred  Stock  may be issued from time to time in one or more series.  The Board of Directors  is  expressly authorized to fix by resolution(s) the designation of each series of  Preferred  Stock  and  the powers,  preferences and relative, participating, optional or other special rights and  qualifications, limitations or restrictions thereof, including, without limitation,  such  provisions  as  may  be  desired  concerning the dividend  rights,  the  dividend rate, conversion rate, conversion  rights, voting  rights, rights in  terms  of  redemption  (including  sinking  fund provisions),  the  redemption  price or prices, the liquidation preferences and such other subjects or matters  as may be fixed by resolution(s) of the
Board of Directors under the General  Corporation  Law  of Delaware; and to fix the number of shares constituting any such series, and  to  increase or decrease the number of shares of any such series (but not below the  number of  shares  of  any  such  series then outstanding).  In the event that the number of shares of any such  series  shall  be  so  decreased,  the shares constituting  such decrease shall resume the status that they had prior  to the adoption of the resolution(s) originally fixing the number of shares of such series.  All  Preferred Stock of the same series shall be identical in all respects, except  for  the dates from which dividends, if any, shall be cumulative.
                         .  .  .  .  .  .  .  .  .  .


[FORM OF PROXY CARD]

                    THIS PROXY IS SOLICITED BY
                    THE BOARD OF DIRECTORS OF

                            ACC CORP.



     Proxy for Annual Meeting of Shareholders - July 19, 1995


     The undersigned hereby appoints Richard T. Aab, Arunas A. Chesonis and
Michael R. Daley, and each of them, attorneys and proxies, each with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on July 19, 1995, and at all adjournments thereof, to vote as authorized below all of the shares of Common Stock which the undersigned may be entitled to vote at said Meeting, as designated below, and in accordance with their best judgment in connection with such other business as may come before the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE  FOR Proposals 1, 2, 3 and 4.
To vote in accordance with the Board of Directors' recommendations, just sign where indicated on the reverse side; no boxes need be checked. Unless otherwise marked, this proxy will be voted in accordance with the Board of Directors' recommendations.

     1.   Nominees for Directors:

          Richard T. Aab      David K. Laniak
          Hugh F. Bennett     Robert F. Sykes
          Arunas A. Chesonis  Daniel D. Tessoni
          Willard Z. Estey    Robert M. Van Degna

          [ ]  VOTE FOR ALL NOMINEES LISTED ABOVE.

INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE NAMED
ABOVE, DRAW A LINE THROUGH THAT NAME.

          [ ]  VOTE WITHHELD FROM ALL NOMINEES.

     2. Proposal to ratify the selection of Arthur Andersen LLP as the Company's independent auditors.

          FOR [ ]           AGAINST [ ]               ABSTAIN [ ]

3.   Proposal to Amend the Company's Employee Stock Option Plan.

          FOR [ ]           AGAINST [ ]               ABSTAIN [ ]

4.   Proposal to Amend the Company's Certificate of Incorporation:

     (a)  To authorize the creation of 2,000,000 shares of Preferred Stock:

          FOR [ ]           AGAINST [ ]               ABSTAIN [ ]


     (b) To authorize the creation of 25,000,000 shares of Class B non-voting Common Stock and to redesignate the currently authorized shares of Common Stock as Class A Common Stock:

          FOR [ ]           AGAINST [ ]               ABSTAIN [ ]


___________________________________________    Date:_____________, 1995
___________________________________________    Date:_____________, 1995
                Signature(s)

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



